                                                                   EXHIBIT 10.26

            DEBTOR IN POSSESSION LOAN, SECURITY AND PLEDGE AGREEMENT
            --------------------------------------------------------

       THIS DEBTOR IN POSSESSION LOAN, SECURITY AND PLEDGE AGREEMENT (the "Agreement") is made this 23rd day of March, 1998, by and between VDC Corporation Ltd., a Bermuda corporation (the "Lender" or "VDC"), and PortaCom Wireless, Inc., a Delaware corporation (the "Debtor").

                              W I T N E S S E T H:

     WHEREAS, the Lender and the Debtor entered into a Loan Agreement, Security Agreement, and Pledge Agreement all dated November 10, 1997, in order to evidence the terms and conditions pursuant to which the Lender agreed to advance funds to Debtor (the "Loan"); and

     WHEREAS, in order to secure the Debtor's obligations to Lender for amounts advanced under the Loan, the Debtor granted to Lender a first-priority security interest in all of the Debtor's rights, title, and interest in and to those certain warrants to purchase 4,000,000 shares of common stock of Metromedia Asia Corporation (the "Warrants") and those certain 2,000,000 shares of the common stock of Metromedia Asia Corporation (the "Shares" and together with the Warrants sometimes collectively referred to as the "Securities"), together with all rights and privileges pertaining thereto, including, without limitation, all securities and additional securities receivable in respect of or in exchange for such Securities, all rights to subscribe for securities incident to or arising from ownership of such Securities, all cash, interest, stock and other dividends or distributions paid or payable on such Securities, and all books and records pertaining to the foregoing, including, without limitation, all stock record and transfer books, and whatever is received when any of the foregoing is sold, exchanged or otherwise disposed of, including any proceeds as such term is defined in the Uniform Commercial Code of each state as enacted and in effect on the date hereof in each applicable jurisdiction, and as the same may subsequently be amended from time to time (the "UCC") (collectively, the "Collateral"), as further defined in and pursuant to the Security Agreement; and

     WHEREAS, VDC's interest in the Warrants was perfected as a result of (i) the parties' execution of the Pledge Agreement, whereby Debtor pledged the Warrants to VDC as collateral to secure Debtor's obligations to VDC, (ii) VDC's possession of the Warrants, and (iii) the filing of UCC Financing Statements with the Secretary of State for the States of Delaware, California, Ohio, New Jersey, New York (collectively, the "UCC-1's"); and

     WHEREAS, pursuant to the Loan, Lender agreed to advance certain amounts to the Debtor to be used by the Debtor for working capital, as further described at
Section 4(e) of the Loan Agreement; and

     WHEREAS, on March 23, 1998 (the "Petition Date"), the Debtor filed a Voluntary Petition for relief under Chapter 11 of Title 11 of the United States Code (the "Code"); and

     WHEREAS, the Debtor remains in control of its property and is maintaining and managing its business as a debtor-in-possession pursuant to Code (S)(S) 1107 and 1108; and

     WHEREAS, prior to the commencement of the case, VDC extended $366,725.00 to Debtor under the Loan, which advances are evidenced by Credit Notes (collectively, the "Credit Notes") in the principal amount of $366,725.00, together with any and all accrued and unpaid interest, costs and fees, including attorneys' fees (collectively, the "Pre-Petition Indebtedness"). The Loan Agreement, Security Agreement, and Pledge Agreement dated November 10, 1997, and Credit Notes shall be collectively referred to herein as the "Pre-Petition Loan Documents"; and

     WHEREAS, by virtue of the Pre-Petition Loan Documents, UCC-1's, and possession of the Warrants, VDC has a first-priority lien on and security interest in and to the Warrants; and

     WHEREAS, Lender and Debtor have entered into an Asset Purchase Agreement dated November, 1997, and amendments thereto (as amended, the "Purchase Agreement"), whereby Lender agreed to purchase and Debtor agreed to sell the Securities in consideration of 5.3 million shares of the common stock of Lender plus $700,000.00 plus deferred purchase consideration, and which Purchase Agreement has been superseded by an Asset Purchase Agreement entered into between the parties post-petition (the "Transaction"); and

     WHEREAS, Debtor has requested additional advances under the Loan post-petition in accordance with the terms and conditions set forth below; and

     WHEREAS, Lender has agreed to advance additional funds to Debtor ("Post-Petition Loan") only in accordance with the terms and conditions set forth below and upon the Court's approval of such financing under Code (S) 364(c), secured by a Court-approved grant of a post-petition lien on and security interest in all of the Debtor's property (the "Post-Petition Financing Order"); and

     WHEREAS, Lender and Debtor have entered into this Agreement to evidence the terms and conditions pursuant to which the Lender has agreed to extend credit and advance funds to the Debtor post-petition; and

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein, and intending to be legally bound hereby, subject only to the entry of the Post-Petition Financing Order by the Court, the Lender and the Debtor hereby agree as follows:

     1.   Recitals Incorporated.  The Recitals set forth above are incorporated
          ---------------------
herein as though set forth at length below.

     2.   Ratification and Acknowledgment.  The Debtor, for itself, its
          -------------------------------
creditors and its estate, hereby ratifies and confirms for the benefit of Lender, its successors and assigns, the full extent of the Pre-Petition Indebtedness, the enforceability of the Pre-Petition Loan Documents in accordance with their respective terms, and the extent, validity, priority, enforceability and perfection of Lender's lien on and interest in and to the Warrants. The Debtor hereby acknowledges and confirms that it has no defenses, counterclaims, set-offs, recoupments or other claims or rights to disallow, in whole or in part, the Pre-Petition Indebtedness or Lender's lien on and interest in and to the Warrants, and no objection to, or the allowance of, the secured claim of Lender. Prior to the making of any advances hereunder, Lender holds an allowed secured claim to the full extent of the Pre-Petition Indebtedness and will hold an allowed secured claim to the full extent of the Pre-Petition Indebtedness plus all advances hereunder, if any, plus all accrued interest, costs and fees, including attorneys' fees due hereunder.

     3.   The Post-Petition Loan. The Lender has agreed to extend credit and
          ----------------------
advance funds to the Debtor and make the Post-Petition Loan upon the terms and subject to the conditions hereinafter set forth. Lender shall have no obligation to provide advances, except in its sole discretion. Any amounts advanced by Lender under this Agreement shall be evidenced by a properly completed and executed Note, the form of which is attached hereto as Exhibit A, dated as of the date of advancement (the "Note"), made by the Debtor in favor of the Lender in such amounts as may be requested by Debtor and approved by Lender. The principal amount of the Post-Petition Loan, or any portion thereof, that may be issued under this Agreement is limited to the difference between (a) $700,000.00 and (b) the Pre-Petition Indebtedness (approximately $333,000.00). Notwithstanding anything to the contrary contained herein or in the Post-Petition Financing Order, Lender shall not be obligated to extend credit or advance funds under the Pre-Petition Loan Documents and the Post-Petition Loan in the aggregate principal amount in excess of $700,000.00.

     4.   Payment of Interest and Principal.
          ---------------------------------

          (a) Payment of Post-Petition Loan.  The unpaid principal balance
              -----------------------------
under the Post-Petition Loan (as evidenced by any Notes which may be issued herewith or hereafter), together with all accrued and unpaid interest on the unpaid principal balance, which shall accrue at the rate of ten percent (10%) per annum (the "Interest Rate"), shall be paid in full upon the earlier to occur (the "Maturity Date") of: (i) the forty-fifth (45th) day following the entry of the Order for Relief under Code (S) 301; or (ii) the date approved by the Court as the sale or auction date of the Transaction; or (iii) April 30, 1998. Notwithstanding anything herein to the contrary, the Maturity Date may be extended from time to time upon the written consent of

Lender, which consent shall be in Lender's absolute and sole discretion, may be withheld without cause and shall not constitute or be deemed a waiver or cure of any Event of Default.

          (b) Prepayment.  The Debtor shall have the right to prepay at any
              ----------
time and from time to time, without penalty or premium, all or any portion of the outstanding balance of the Pre-Petition Indebtedness and Post-Petition Loan. All prepayments of the Pre-Petition Indebtedness and the Post-Petition Loan shall be applied first to accrued interest, and second to the unpaid principal balance due thereunder respectively first to the Post-Petition Loan and second to the Pre-Petition Indebtedness.

          (c) Place of Payment.  The Debtor shall make all payments to the
              ----------------
Lender at the place set forth in Section 9(d) hereunder, or at such other place or places as the Lender, from time to time, shall designate in writing to the Debtor in accordance with Section 9(d) hereunder.

     5.   Security Interest.  To secure all of the Debtor's obligations under
          -----------------
the Post-Petition Loan, Notes and this Agreement, pursuant to Code (S) 364(c) the Debtor hereby grants and pledges to Lender a security interest in and lien on all now owned and hereafter acquired property of the Debtor, including, without limitation, the Collateral, accounts, accounts receivable, inventory, equipment, chattel paper, instruments, general intangibles and documents, and the proceeds of all of the foregoing, whether arising pre- or post-petition, which liens and security interests shall (i) have priority equal to the pre-petition lien and security interest granted to Lender under the Loan, and (ii) have first-priority in all other property of the Debtor's estate, and (iii) be deemed perfected without the necessity of Lender taking possession of the Shares or Warrants, filing UCC-1 Financing Statements, or taking any other action to perfect such liens and interests in any other property of the Debtor's estate. With respect to property of the Debtor in which other creditors hold a valid and perfected pre-petition interest, the pledge, lien and security interest granted and pledged to Lender in accordance herewith shall have priority equal to other creditors' interests in such property.

     6.   Representations and Warranties of the Debtor.  As a further inducement
          --------------------------------------------
to the Lender to execute and deliver this Agreement and to make the Post-Petition Loan available to the Debtor, the Debtor, except as otherwise set forth in the disclosure statement attached as Exhibit B to the Loan Agreement, hereby represents and warrants to, and makes the following agreements with the Lender, and the Post-Petition Financing Order shall declare, find, determine and conclude, as follows:

          (a)  Authority.
               ---------

               (i) The Debtor is a corporation, duly organized, validly existing and subsisting under the laws of Delaware.

               (ii) The Debtor has full power and authority to borrow the Post-Petition Loan, to execute and deliver this Agreement and any and all Notes and any other instruments and documents required to be executed in connection herewith and therewith (such other instruments and documents being collectively called the "Other Documents") without further Order of the Court.

          (b) Validity and Enforceability.  This Agreement, each Note and each
              ---------------------------
of the Other Documents have been, and will be, validly executed and delivered by the Debtor and are the legal, valid and binding obligations of the Debtor, enforceable against the Debtor in accordance with their respective terms.

          (c) No Conflicts.  The execution and delivery by the Debtor of this
              ------------
Agreement, any Note and each of the Other Documents and the performance by the Debtor of all of its obligations hereunder and thereunder (a) will not violate or be in conflict with any law, order, rule or regulation of any court of other governmental authority applicable to the Debtor; (b) will not constitute a default (with or without the giving of notice or the passage of time or both) under any indenture, agreement or other instrument to which it is a party or by which it or any of its properties or assets is or may be bound or subject; and
(c) will not result in the creation or imposition of any lien, security interest, charge or encumbrance of any nature upon any of its properties or assets, except the Permitted Lien, as such term is defined in the Security Agreement.

          (d) No Consents.  No consent, approval or authorization of, or
              -----------
registration, declaration or filing with, any governmental authority or other third party is required as a condition to, or in connection with, the due and valid execution and delivery by the Debtor of this Agreement, any Note or any of the Other Documents.

          (e) Use of Loan Proceeds.  The proceeds from the Post-Petition Loan
              --------------------
issued hereunder shall be used by the Debtor only for working capital purposes in the ordinary course of business, or in connection with the case or the Transaction.

          (f) Business Qualification.  The Debtor is duly qualified to transact
              ----------------------

  business in the United States and in each state of the United States where it conducts business and is in good standing in each jurisdiction in which its failure to be so qualified and in good standing would have a materially adverse effect on its financial condition of business, and it has the corporate power and ability to own and operate its properties and to carry on its business as now conducted.

          (g) SEC Filings.  The Debtor has filed all necessary reports and
              -----------
filings (collectively, the "Filings") required to be filed with the Securities and Exchange Commission as of the date hereof and all Filings are true and correct and contain no material misrepresentations or omissions of material fact.

          (h) Taxes.  The Debtor has paid all federal and state income and other
              -----
applicable taxes levied by the United States and all deficiencies or other additions to any tax interest and penalties owed by the Debtor in connection with any tax requiring to be paid relating to the Debtor or any of its assets or business as of the date hereof. The Debtor shall timely pay all taxes relating to it or its business or assets, including additions, interests, penalties and estimated payments required to be paid by it under the applicable law after the date hereof.

          (i) Liens.  The Debtor has all right, title and interest in, and good
              -----
and marketable title to, the Securities and Collateral, free and clear of any claim, pledge, security interest, restriction, lien or encumbrance of any kind or nature whatsoever, except for the pre-petition lien to the Lender and the Permitted Lien on the Shares, as such term is defined in the Security Agreement.

     7.   Events of Default:  Remedies.
          ----------------------------

          (a) Events of Default.  The following shall constitute events of
              -----------------
default under this Agreement ("Events of Default"):

               (i) The Debtor fails to pay when due any principal, interest or other sums due hereunder or under any of the Notes.

               (ii) Except for Events of Default described in sub-paragraph (i) hereof, the Debtor defaults in the observance or performance of any condition or covenant contained in this Agreement or any Note and the Debtor shall not have remedied the default within fifteen (15) days after receipt of written notice of such default has been given by Lender to the Debtor.

               (iii) A breach by the Debtor of any warranty or any representation contained in this Agreement or any Note, and such breach shall not have been remedied within fifteen (15) days after receipt of written notice of such breach has been given by Lender to the Debtor.

               (iv) The conversion of the Debtor's case to a case proceeding under Chapter 7 of the Code, or the dismissal of the Debtor's Chapter 11 case, or the appointment of a trustee in either a Chapter 7 or Chapter 11 case of the Debtor.

               (v) The appeal, rehearing, reconsideration, reversal, modification, vacation or stay of the Post-Petition Financing Order.

               (vi) The failure to have scheduled a hearing on approval of the post-petition Asset Purchase Agreement and the Transaction ("Sale Hearing") within thirty (30) days following the commencement of the Case.

               (vii) The failure to have obtained approval of the proposed bidding procedures and Break-Up Fee, as described in the Transaction documents and in connection with the Sale Hearing.

               (viii) The failure to have obtained approval of the post-petition Asset Purchase Agreement and the Transaction within thirty-five (35) days following the commencement of the Case.

               (ix) The appeal, rehearing, reconsideration, reversal, modification, vacation or stay of the Order approving the Transaction.

               (x) The failure of the parties to close the Transaction within fifty (50) days of the commencement of the Case.

               (xi) If there shall have occurred an Event of Default under any other agreements between the Debtor and the Lender, except that the commencement of the Debtor's case shall not be deemed to constitute a default hereunder or thereunder.

               (b) Remedies.  In the event an Event of Default shall occur,
                   --------
then, in the sole discretion of the Lender and without further notice to the Debtor or any other party, the unpaid principal amount of the Pre-Petition Indebtedness and the Post-Petition Loan, together with all accrued interest thereon at the applicable rate specified in the Note, and all other sums due by the Debtor under any Note or this Agreement shall become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Debtor. Upon the occurrence of an Event of Default, the Lender shall have the right to charge and accrue interest at a rate per annum equal to the Interest Rate plus three percent (3%) (the "Default Rate"). In addition, in each case, the Lender may recover all costs of suit and other expenses incurred by the Lender (including attorneys' fees) in connection with the collection of any sums due under any and all Notes or under this Agreement. In addition to all other remedies available to it, the Lender may exercise its rights under any and all Notes delivered to the Lender or under any of the Other Documents. The remedies set forth herein shall be in addition to, and not in lieu of, any other additional rights or remedies the Lender may have at law or in equity. In addition, upon the occurrence of an Event of Default the automatic stay imposed by Code (S) 362, and all other stays and injunctions, if any, following three (3) business days' notice to Debtor shall be deemed modified and dissolved, and of no further force or effect, in order to permit Lender to exercise all rights or remedies with respect to or in the Collateral and recover therefrom the Pre-Petition Indebtedness and all obligations due Lender hereunder and the Notes. Further, Lender and Debtor agree that upon the occurrence of an Event of Default or the Maturity Date, whichever shall first occur, Lender shall be entitled to (i) exercise its rights in and to the Warrants, (ii) credit the Debtor, and (iii) apply the Warrants to and in satisfaction of the obligations of Debtor to Lender with respect to the Pre-Petition Indebtedness and all obligations under the Post-Petition Loan. Debtor hereby acknowledges notice of the Lender's intention to retain the Warrants in satisfaction of such obligations of Debtor to Lender and expressly waives its right to receive any further notice from Lender of its intention to do so, either before or after the occurrence of any Event of Default or the Maturity Date. All of the foregoing rights and remedies shall be cumulative and the exercise of any such right or remedy shall not exhaust or act to waive any other rights or remedies available to the Lender. No failure to exercise, or delay by the Lender in exercising, any right, power or privilege under this Agreement or otherwise shall preclude any other or further exercise thereof, or the exercise of any other right, power or privilege of the Lender.

     8.   Survival of Representations and Covenants.  This Agreement and all
          -----------------------------------------
covenants, agreements, representations and warranties made herein, in the disclosure statement attached as Exhibit B to the Loan Agreement, and in any Other Documents delivered pursuant hereto shall survive the making of the Post-Petition Loan and the execution and delivery of any Note and this Agreement, and shall continue in full force and effect until all of the obligations have been fully paid, performed, satisfied and discharged.

     9.   Miscellaneous.
          -------------

          (a) Entire Agreement: Amendments.  This Agreement, all Notes and all
              ----------------------------
of the Other Documents executed and delivered pursuant hereto constitute the entire agreement between the Lender and the Debtor with respect to the subject matter hereof. The provisions of this Agreement, any Note or any of the Other Documents shall not be modified, rescinded or waived except in writing executed by the party against whom such modification, rescission or waiver is sought to be enforced.

          (b) Successors and Assigns.  This Agreement shall be binding upon, and
              ----------------------
inure to the benefit of, the Lender and the Debtor and their respective heirs, personal representatives, successors and assigns, including, without limitation, any committee of creditors or equity security holders appointed in the Debtor's case, as well as any trustee appointed in the Debtor's case, whether interim, permanent or elected, and whether under Chapter 7 or 11 of the Code, except that the Debtor shall not make any assignment of its rights hereunder without the prior written consent of the Lender.

          (c) Rights Cumulative.  The remedies of the Lender as provided in
              -----------------
any and all Notes, or in this Agreement and all of the Other Documents shall be cumulative and concurrent; may be pursued singly, successively, or together at the sole discretion of the Lender; may be exercised as often as occasion for their exercise shall occur; and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of it.

          (d) Notices.  All notices, requests, demands and other communications
              -------
required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made when received by the party to whom the notice, request, etc. is directed, and which shall be delivered personally, by courier service such as Federal Express, or by messenger, or by United States mail, registered or certified mail, postage pre-paid, return receipt requested, addressed as set forth below.

                       If to the Debtor:

                       PortaCom Wireless, Inc.
                       10061 Talbert Avenue
                       Suite 200
                       Fountain Valley, CA 92708


  with a copy to:      Francis A. Monaco, Jr., Esquire
                       Walsh and Monzack, P.A.
                       1201 Orange Street, Suite 400
                       Wilmington, DE 19899

                              -and-

                       Jeffrey Kurtzman, Esquire
                       Klehr, Harrison, Harvey, Branzburg & Ellers
                       1401 Walnut Street
                       Philadelphia, PA 19102



                       If to the Lender:

                       VDC Corporation Ltd.
                       P.O. Box HM 1255
                       44 Church Street
                       Hamilton, Bermuda

  with a copy to:      Stephen M. Cohen, Esquire

                       Stuart M. Brown, Esquire
                       Buchanan Ingersoll Profession Corporation
                       11 Penn Center, 14th Floor
                       1835 Market Street
                       Philadelphia, PA 19103

          (e) Controlling Law and Jurisdiction.  This Agreement and all
              --------------------------------
questions relating to its validity, interpretation and performance shall be governed by and construed in accordance with the laws of the State of Delaware of the United States. The Debtor hereby consents to the exclusive jurisdiction of the United States Bankruptcy Court for the District of Delaware for the resolution of all claims, disputes and controversies arising hereunder.

          (f) Notice of Default.  The Debtor hereby agrees to promptly notify
              -----------------
the Lender of any event or circumstance which gives rise to or which is reasonably likely to give rise to an Event of Default hereunder.



                    [remainder of page intentionally left blank]


          A.

          (g) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          (h) Severability.  If any provisions of this Agreement shall be held
              ------------
invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provisions and, to this end, the provisions hereof are severable.

     IN WITNESS WHEREOF, the parties hereto have caused this Debtor In Possession Loan, Security And Pledge Agreement to be executed and delivered as of the date first written above.

                                      VDC CORPORATION LTD.


                                      BY:     /s/ Fred A. Moran
                                         -----------------------------



                                      PORTACOM WIRELESS, INC.


                                      BY:    /s/ Michael A. Richard
                                         -----------------------------